SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of Earliest Event Reported):
                                November 12, 1999


                                Case Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                1-13098              76-0433811
         ---------------        ----------------       --------------
         (State or other        (Commission File        (IRS Employer
         jurisdiction of            Number)            Identification
         incorporation)                                    Number)


                    700 State Street, Racine, Wisconsin 53404
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (262) 636-6011
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 5.     Other Events

      On November 12, 1999, a wholly-owned indirect subsidiary of New Holland, N.V., a company organized under the law of the Netherlands ("New Holland"), merged with and into the registrant pursuant to an agreement and plan of merger, dated as of May 15, 1999, by and among the registrant, New Holland, the merging subsidiary and Fiat S.p.A., a company organized under the laws of Italy. As a result of the merger, the registrant, as the surviving company, became a wholly-owned subsidiary of New Holland.

      At the effective time of the merger, each share of common stock, par value $0.01 per share, of the registrant outstanding immediately prior to the effective time of the merger was converted into the right to receive $55 in cash.

      On November 12, 1999, the registrant issued a press release announcing the completion of the merger. A copy of that press release is attached hereto as
Exhibit 99 and is hereby incorporated herein by reference.


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

Item 7.     Financial Statements and Exhibits

(c)         Exhibits.

            99   Press release of registrant dated November 12, 1999.

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

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CASE CORPORATION


                                    By:  /s/ Kevin Hallagan
                                         ------------------
                                         Name:  Kevin Hallagan
                                         Title: Associate General Counsel and
                                                   Assistant Secretary

Date:  November 15, 1999

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

EXHIBIT INDEX

99          Press release of registrant dated November 12, 1999



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